Exhibit 4.55

Tripartite Escrow Agreement

This Tripartite Escrow Agreement (hereinafter referred to as “Agreement”) is executed on 8th July 2015 by the following parties in Shenzhen, PRC:

Party A: Global Sources  Properties (Shenzhen) Co., Ltd.

Company Registered No.:440301503236702

Authorized Representative:  Sandy Ng

Company Address: 35 Floor, Shenzhen International Chamber of Commerce Tower, No.168 Fuhua 3rd Road, Futian District, Shenzhen

Party B: Shenzhen Sihai Hengtong Investment Holding Group Co. Ltd.

Company Registered No.:440301109864653

Authorized Representative: Chen Shaozhen

Company Address: Room 201, Block A, No.1 Qianwan Road 1, Qianhai Shenzhen-Hong Kong Cooperative Zone, Shenzhen

Party C: King & Wood Mallesons (Shenzhen)

Authorized Representative: Zhao Xianlong

Company Address: 28 Floor, Landmark 4028 Jintian Road, Futian District, Shenzhen

(Party A, Party B and Party C hereinafter collectively referred to as “Parties”, respectively as “a Party”)

Whereas:

A.
In the matter of Party A transfers to Party B the title of Unit 5001, 5002, 5003, 5005, 5006, 5008, 5009 and 5010 (collectively 8 units, hereinafter collectively referred to as the “Property”, please refer to Appendix for details) of 50th floor of Shenzhen International Chamber of Commerce Tower, which located at the intersection of Yitian Road and Fuhua 3rd Road  of Futian District, Shenzhen, which are legally owned by Party A, Party A and Party B executed the Letter of Intent (hereinafter referred to as “LOI”) on 6th July 2015.

B.
Based on the stipulations in the LOI, Party A agrees that upon Party B has paid the deposit in full in accordance with the stipulation in the LOI, the original of the Property Title Certificate (hereinafter referred to as the “Original”) should be escrowed by the third party.

C.
Party A and Party B agree to jointly designate Party C as the escrow party for the Original. Party C accepts the afore-mentioned designation and Party C will escrow the Original according to the stipulations hereunder.

Therefore, for escrow of the Original, via negotiation and under free will, Parties agree on the terms and conditions as follows to comply with:

Article 1.             The Period of Escrow

1.1
Parties jointly agree that the period of Party C’s escrow regarding the Original (hereinafter referred to as the “the period of escrow”) hereunder is from the date that Party A delivers the Original to Party C to the earlier date of the following two dates:

(a)
The date when Party A and Party B submit the document to the authorities in order to go through the title transfer registration formalities(subject to the written notice to Party C jointly instructed by Party A and Party B with company seals from both);

(b)	30th November 2015.

1.2	Within the period of escrow, unless Party A and Party B jointly issue the written instruction to Party C, Party C will not return the Original to any Party.

Party A and Party B unanimously agree that within the period of escrow, in case that Party A due to some specific reasons, such as declaring company tax, needs the Original, Party B would cooperate with Party A to jointly issue the written instruction to Party C for Party B’s collection of the Original. After using the Original, the Original shall be returned and to be escrowed in accordance with this Agreement.

1.3	At the expiration date of the escrow, unless Party A and Party B jointly otherwise instruct, Party C should return the Original to Party A.

Article 2.	The method of escrow

Parties unanimously agree that the method of escrow of the Original should be: When Party A delivers the Original to Party C, Party A and Party B shall verify the Original and then Party C seals the Original in the envelope with the company chops from Party A, Party B and Party C respectively sealed on the flap of the envelope. Within the period of escrow, Party C keeps the original.

Article 3.	Miscellaneous

3.1	Delivery and return of the Original should be handled in accordance with the stipulations within Appendices of this Agreement.

3.2	Notice, dispute resolution and other issues related to this Agreement should be implemented according to the stipulations in the LOI.

3.3	The agreement will be executed in six (6) sets of original copies which shall take effect upon executions by all Parties. Each Party hereto will hold two (2) sets with equal legal effectiveness.

[Below is intentionally left blank]

 [Execution page of Tripartite Escrow Agreement]

Party A:	Global Sources Properties (Shenzhen) Co., Ltd.
(Company chop)
Authorized/Legal Representative:	Sandy Ng (Signature)

Party B:	Shenzhen Sihai Hengtong Investment Holding Group Co., Ltd.
(Company chop)

Party C:	King & Wood Mallesons (Shenzhen)
(Company chop)
Authorized/Legal Representative:	Zhao Xianlong (Signature)

Executed in Shenzhen, PRC

Date: 8th July 2015

Appendix 1

The information regarding the Property Title Certificate of the Property and copies

No.	The number of the unit	The number of Property Title Certificate	Construction Area (m²)
1	5001	ShenFangDiZi No.3000531648	249.21
2	5002	ShenFangDiZi No.3000531649	123.71
3	5003	ShenFangDiZi No.3000531911	594.56
4	5005	ShenFangDiZi No.3000531910	91.63
5	5006	ShenFangDiZi No.3000531909	249.21
6	5008	ShenFangDiZi No.3000531904	123.71
7	5009	ShenFangDiZi No.3000531908	594.56
8	5010	ShenFangDiZi No.3000531903	91.63

Appendix 2-1

RECEIPT

To: Global Sources  Properties (Shenzhen) Co., Ltd.

Shenzhen Sihai Hengtong Investment Holding Group Co. Ltd.

To whom it may concern:

We hereby receive the original Property Title Certificates (8 Originals in total) from Global Sources Properties (Shenzhen) Co., Ltd. as the title owner of the of the properties, i.e. Unit 5001, 5002, 5003, 5005, 5006, 5008, 5009 and 5010 of the 50th floor of Shenzhen International Chamber of Commerce  Tower, which located at the intersection of Yitian Road and Fuhua 3rd Road , Futian District, Shenzhen (hereinafter referred to as “Original”).

King & Wood Mallesons (Shenzhen) will provide the escrow service for the Original according to the stipulations of the Tripartite Escrow Agreement executed on [ ], [ ], 2015.

The words hereunder shall have the same meaning as defined in the Tripartite Escrow Agreement unless otherwise specified.

[Below is intentionally left blank]

King and Wood Mallesons (Shenzhen)

(Company Chop)

Authorized Representative :

(Signature)

Date: [] [], 2015

Appendix 2-2

NOTICE

To King and Wood Mallesons (Shenzhen) (your firm):

To whom it may concern:

According to the Tripartite Escrow Agreement executed on [], [], 2015, we hereby inform your firm to return the originals of the Property Title Certificate (8 originals in total) to Global Sources  Properties (Shenzhen) Co., Ltd., who is the title owner of the properties of unit 5001, 5002, 5003, 5005, 5006, 5008, 5009 and 5010 of the 50th floor of Shenzhen International Chamber of Commerce Tower located at the intersection of Yitian Road and Fuhua 3rd road , Futian District, Shenzhen, in order to go through  the property title transfer registration.

Unless otherwise specified, the words hereunder shall have the same meaning as defined in the Tripartite Escrow Agreement signed on [], [], 2015.

[Below is intentionally left blank]

Global Sources  Properties (Shenzhen) Co., Ltd.

(Company Chop)

Authorized Representative:

(Signature)

Shenzhen Sihai Hengtong Investment Holding Group Co. Ltd.

(Company Chop)

Authorized Representative:

(Signature)

Date: [] [], 2015

Appendix 2-3

RECEIPT

To King and Wood Mallesons (Shenzhen) (your firm):

To whom it may concern:

We hereby confirm we receive from your firm the originals of the Property Title Certificate (8 originals in total), title owner is Global Sources Properties (Shenzhen) Co., Ltd., who owns  the properties of unit 5001, 5002, 5003, 5005, 5006, 5008, 5009 and 5010 of the 50th floor of Shenzhen International Chamber of Commerce Tower located at the intersection of Yitian Road and Fuhua 3rd road , Futian District, Shenzhen.

Unless otherwise specified, the words hereunder shall have the same meaning as defined in the Tripartite Escrow Agreement signed on [], [], 2015.

[Below is intentionally left blank]

Global Sources  Properties (Shenzhen) Co., Ltd.

(Company Chop)

Authorized Representative:

(Signature)

Date: [] [], 2015